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NASDAQ

The Nasdaq Stock Market, Inc.
1735 K Street, NW
Washington, DC  20006-1500
202 496 2500
Fax 202 496 2699

January 12, 1999

Mr. Thomas Keith
President and CEO
Compare Generiks, Inc.
300 Oser Avenue
Hauppauge, NY  11788

Dear Mr. Keith:

On January 8, 1999, your company's shares of common stock and warrants, which traded under the symbol(s) COGE and COGEWI, were delisted from the Nasdaq SmallCap Market. This action was taken as a result of your company's failure to meet the bid price requirement(s) as stated in Marketplace Rule(s) 4310(c)(04).

If you have any questions, on this action or would like information on how to reapply for inclusion of your security in The Nasdaq Stock Market, please fee free to contact me at (202) 496-2569.

Very truly yours,

/s/ Kit Milholland

Kit Milholland
Associate Director

Nasdaq Listing Qualifications


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Nasdaq reserves the right to reassign, without prior notice, the trading symbol previously utilized by the company while listed on The Nasdaq Stock Market. Inclusion in the OTC Bulletin Board or similar service will not preclude reassignment of the symbol, however, appropriate notifications will be provided to respective market participants prior to reassignment.